UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EVgo Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No Fee Required.

☐
Fee paid with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EVgo Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of EVgo Inc., a Delaware corporation (“EVgo” or the “Company”). The Annual Meeting will be held on Wednesday, May 15, 2024, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, as a virtual meeting at www.virtualshareholdermeeting.com/EVGO2024 for the following purposes:
1.
To elect the three nominees for Class III director named herein to hold office until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

2.
To ratify the selection by EVgo’s audit committee (the “Audit Committee”) of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

3.
To conduct any other business properly brought before the meeting.

The Annual Meeting will again be conducted in a virtual-only format, which the Board of Directors chose in order to provide stockholders with access to the meeting regardless of geographic location and to help increase stockholder participation, while also minimizing the time and cost associated with planning, holding and arranging logistics for an in-person meeting. Stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/EVGO2024.
The Company is using the “Notice and Access” method of providing proxy materials to a number of its stockholders via the Internet. On or about April 3, 2024, the Company will mail to such stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access proxy materials and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you do not receive a Notice, you will receive a paper copy of the proxy materials by mail sent by the Company on or about the same date, unless you have previously elected to receive proxy materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.
All stockholders are cordially invited to attend the Annual Meeting virtually and urged to submit their proxy or voting instructions as promptly as possible to ensure their representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares through EVgo’s virtual platform, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this proxy statement (the “Proxy Statement”).
By Order of the Board of Directors
/s/ Francine Sullivan

Francine Sullivan
Chief Legal Officer and General Counsel
April 3, 2024
Los Angeles, CA

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 15, 2024.
The Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Notice are available at www.proxyvote.com.

EVgo INC.

iii

Websites throughout this Proxy Statement are provided for reference only and are not incorporated by reference into this Proxy Statement.
Unless otherwise indicated or unless the context requires otherwise, all references in this Proxy Statement to the “Company,” “EVgo” and similar terms refer to EVgo Inc. (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation or “CRIS”) and its consolidated subsidiaries. References to “CRIS” refer to EVgo’s predecessor company prior to the consummation of the transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company (“Holdco”), EVGO OPCO, LLC, a Delaware limited liability company (“OpCo”) and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Thunder Sub”). The Business Combination closed (the “Closing”) on July 1, 2021.

iv

EVgo Corporate Responsibility and Sustainability
EVgo views environmental, social and corporate governance (“ESG”) as integral to its business strategy and its mission to expedite mass adoption of electric vehicles (“EVs”) for everyone. EVgo strives to protect the environment and help tackle climate change in order to accelerate the transition to clean energy. EVgo is also committed to the promotion of sustainable communities with equal access. EVgo believes that excellence in ESG provides a benefit to EVgo’s stakeholders and the communities in which EVgo operates.
Sustainability is core to EVgo’s mission to expedite the mass adoption of EVs by creating a convenient, reliable, and affordable EV charging network that delivers fast charging to everyone. EVgo is committed to:
•
Accelerating the Transition to Clean Energy: EVgo is committed to protecting the environment by making it easy for drivers to go electric. With over 950 fast charging locations across the country, including stations built through EVgo eXtend, EVgo’s white label service offering, over 145 million people in the U.S. live within 10 miles of an EVgo charger.

•
Renewable Energy Certificates: Since 2019, for every kilowatt-hour (“kWh”) of electricity consumed on EVgo’s network, EVgo has purchased a corresponding renewable energy certificate from an accredited supplier.

•
Reducing the U.S. Carbon Footprint: By powering more than 395 million electric miles during 2023, EVgo contributed to the reduction of the U.S. carbon footprint by more than 150,000 metric tons.

•
Promoting Sustainable Communities: EVgo’s Communities Charging for Change program is designed to promote sustainable communities through public education and expanded access to EV fast charging, with an emphasis on building charging stations in communities with a disproportionate pollution burden. This commitment to underserved communities supports EVgo drivers and shared mobility options, helping make clean transportation accessible to all.

EVgo currently relies on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes, including end-of-life disposal and recycling. In 2023, EVgo’s end-of-life recycling efforts resulted in approximately 115,000 pounds of greenhouse gas emissions reduced, over 2,000 pounds of toxic metals diverted, and over 25,000 pounds of other metals recovered.

v

EVgo Inc.
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
EVgo has sent or made available to you these proxy materials because its Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s annual meeting of stockholders (“Annual Meeting”) on May 15, 2024, 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, and any adjournments or postponements thereof. These proxy materials include information that we are required to provide to you pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
How do I attend and participate in the Annual Meeting?
To participate in the Annual Meeting, you must access the virtual meeting at www.virtualshareholdermeeting.com/EVGO2024 and use the control number provided with your proxy materials. EVgo’s virtual meeting platform, which will be provided by Broadridge Financial Solutions, allows all participating stockholders to submit questions during the Annual Meeting. The virtual platform also allows stockholders to vote on proposals online. EVgo believes that the virtual platform increases stockholder participation while at the same time affording the same rights and opportunities to participate as stockholders would have at a physical annual meeting.
More information regarding the question-and-answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted at www.virtualshareholdermeeting.com/EVGO2024 during the meeting.
EVgo encourages you to access the Annual Meeting before it begins. If you have difficulty accessing the Annual Meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/EVGO2024.
Who is paying for this proxy solicitation?
EVgo will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. EVgo may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who can vote at the Annual Meeting?
Stockholders of record as of the close of business on March 20, 2024 (the “Record Date”) are entitled to receive notice of, attend and participate, and vote at the Annual Meeting. At the close of business on the Record Date, there were 106,153,526 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 195,800,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) outstanding. Holders of EVgo’s Class A Common Stock and Class B Common Stock are entitled to one vote for each share held as of the above Record Date. Holders of EVgo’s Class A Common Stock and holders of EVgo’s Class B Common Stock will vote together as a single class on all matters described in this Proxy Statement. There is no cumulative voting.
How do I vote?
A stockholder’s shares can be voted at the Annual Meeting only if the stockholder attends the virtual meeting or is represented by proxy. EVgo urges any stockholders not planning to attend the Annual Meeting to authorize their proxy in advance. Stockholders may complete their proxies and authorize their votes by proxy over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Stockholders who complete their proxy electronically over the Internet or by telephone do not need to return a proxy card. Stockholders who hold their shares beneficially in street name through a nominee should follow the instructions they receive from their nominee to vote their shares.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.
How are votes counted?
Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions.
What if I do not provide specific voting instructions?
Stockholder of Record:   Shares Registered in Your Name
If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: (1) “For” each of the nominees listed in Proposal No. 1, (2) “For” the ratification of the independent registered public accounting firm in Proposal No. 2, and (3) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting.
Beneficial Owner:   Shares Registered in the Name of Broker or Bank
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your bank, broker or other nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
If you do not furnish voting instructions to your bank, broker or other nominee, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, including the rules and interpretations of The Nasdaq Stock Market LLC, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. Proposal No. 2 is considered a “routine” proposal for this purpose. Proposal No. 1 is considered “non-routine,” and your broker will not have discretion to vote on this proposal.
Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, the Company is providing access to its proxy materials over the Internet to some of its stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice will also tell you how to access your proxy card to vote over the Internet or by telephone.
If you received a Notice and would like to receive a printed copy of the Company’s proxy materials, please follow the instructions included in the Notice. If you do not receive a Notice, you will receive a paper copy of the proxy materials by mail, unless you have previously elected to receive proxy materials by email.

What should I do if I receive more than one proxy or voting instruction card?
Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Annual Meeting to ensure that all of your shares are voted and counted.
What are broker non-votes?
When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
How many votes are needed to approve each proposal?
Proposal No. 1 — Directors are elected by a plurality of the votes validly cast in such election. Each nominee nominated by the Board to serve as a Class III director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not marked therein as “withheld,” “For” the election of each nominee named in Proposal No. 1, and broker non-votes will have no effect on such election. Therefore, only votes “For” will affect the outcome.
Proposal No. 2 — The ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024, requires the affirmative vote of a majority in voting power of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the same effect as votes cast “Against” the proposal. This proposal is considered “routine,” and therefore the Company does not expect to receive any broker non-votes for this proposal.
What is the quorum requirement for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least 150,976,764 shares of Common Stock, which constitutes a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting, are represented virtually or by proxy. Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum.
If a quorum is present at the Annual Meeting, stockholders may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum until such time as it may be adjourned by the person presiding over it. Only the person presiding over the meeting may adjourn the meeting from time to time, whether or not there is such a quorum.
Can I change my vote after submitting my proxy?
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering a written notice of revocation or a properly executed proxy bearing a later date to the attention of EVgo’s Corporate Secretary at 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064.
You may also revoke your proxy by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attending the virtual meeting and voting your shares while logged in and participating in the live webcast.
Beneficial owners of shares held in street name must follow their bank, broker or other nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both stockholders of record and beneficial owners of shares held in street name, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request or vote online at the Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that EVgo expects to file within four business days after the Annual Meeting. If final voting results are not available to EVgo in time to file a Form 8-K within four business days after the Annual Meeting, EVgo intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to the Company, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
This Proxy Statement, EVgo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report on Form 10-K”) and the Notice are available, or will be made available when published, at www.proxyvote.com.
Where can I find the stockholder list?
A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the Annual Meeting during ordinary business hours at the Company’s principal offices located at 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064. The list will also be available electronically at www.virtualshareholdermeeting.com/EVGO2024 during the Annual Meeting.
Who can I contact if I have questions concerning the Annual Meeting?
If you have any further questions about voting your shares or attending the Annual Meeting or wish to obtain directions on how to join the virtual Annual Meeting, please call or email EVgo’s Investor Relations Department at (310) 954-2943 or investors@evgo.com.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
EVgo’s charter divides the Board into three classes, with staggered three-year terms: Class I directors, whose current term will expire at the annual meeting of stockholders expected to be held in 2025; Class II directors, whose current term will expire at the annual meeting of stockholders expected to be held in 2026; and Class III directors, whose current term will expire at the Annual Meeting. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal. On April 1, 2024, the Board filled the vacancy resulting from Catherine Zoi’s departure from the Board in the fourth quarter of 2023 by electing, upon the recommending of EVgo’s nominating and governance committee (the “Nominating and Governance Committee”), Scott Griffith as a Class III director.
As such, the Board presently has nine members, of which David Nanus, Katherine Motlagh and Scott Griffith are Class III directors whose terms of office expire in 2024 and who have been nominated for election at the Annual Meeting. The terms of office of directors in Class I and Class II expire at EVgo’s annual meetings of stockholders to be held in 2025 and 2026, respectively. At the recommendation of the Nominating and Governance Committee, the Board proposes that each of the three Class III nominees named below be elected as a Class III director for a three-year term expiring at the 2027 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Class III Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting
The following table and the paragraphs that follow provide information, as of the date of this Proxy Statement, regarding each nominee nominated by the Board to serve as a Class III director:
Name	Age	Primary Occupation	Position at EVgo	Director Since
David Nanus(1)	49	President, LS Power Equity Advisors, LLC	Director	July 2021
Katherine Motlagh(1)(2)(3)	50	Retired; Former EVP and CFO of CyrusOne LLC	Director	April 2022
Scott Griffith(1)(2)(3)	65	Retired; Former Chairman and CEO of Zipcar, Inc.	Director	April 2024

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Governance Committee

David Nanus.   David Nanus has served on the Board as Chairman since July 2021. Previously, Mr. Nanus served on the board of Holdings following LS Power’s acquisition of EVgo in January 2020. Mr. Nanus also currently serves as President of LS Power Equity Advisors, LLC, LS Power’s Private Equity business, and as a member of LS Power’s Management Committee and Investment Committee. Previously, Mr. Nanus served as Co-Head of the Private Equity business, a role he held from 2017 to January 2023. Prior to his appointment as Co-Head, Mr. Nanus served as Senior Managing Director in the Private Equity business. Mr. Nanus joined LS Power in 2005, prior to which he held positions in investment banking with Lazard Freres in its Power and Energy practice, and with Dresdner Kleinwort Wasserstein, where he was a member of the Financial Sponsors and Global Energy practices. Mr. Nanus began his career with Arthur Andersen, where he was a member of the Transaction Advisory Services and Audit Groups. Mr. Nanus is a member and past President of the Board of Trustees of Solomon Schechter Day School of Bergen County, and a past member of the Board of Trustees of Success Academy NYC Charter Schools and of the Cornell University Dyson School of Business Undergraduate Program Advisory Council. Mr. Nanus received a B.S. from Cornell University and an M.B.A. with honors from Columbia Business School. EVgo believes that Mr. Nanus’s experience in the power and energy industries, in finance and accounting, as well as his knowledge of the EVgo business, make him well suited to serve on the Board.

Katherine Motlagh.   Katherine Motlagh has served on the Board since April 2022. From October 2020 to June 2023, she served as Executive Vice President and Chief Financial Officer of CyrusOne LLC (“CyrusOne”), a global data center developer and operator delivering digital infrastructure solutions across the globe. In this role, Ms. Motlagh was a member of the executive management team and was responsible for CyrusOne’s accounting, finance, capital markets, tax, procurement, and investor relations. Prior to CyrusOne, she served from May 2015 to October 2020 as Chief Financial Officer of the European, African and Latin American regions at American Tower, a global infrastructure REIT which develops, owns, and operates multi-tenant communications real estate. In that role, Ms. Motlagh was responsible for providing strategic leadership and oversight of all financial activities and financial reporting, management of international tax policy, and planning and internal control compliance for international businesses in 18 countries and led a global finance organization of over 300 employees. Ms. Motlagh’s earlier career included divisional Chief Financial Officer roles as well as a variety of finance and accounting leadership roles with progressively increasing responsibilities at Ericsson, Inc., Nokia, Inc., and Nextel Communications, Inc. Ms. Motlagh earned a master’s degree from the Academy of Finance in Moscow and is a licensed Certified Public Accountant. Additionally, Ms. Motlagh has previously served on the National and European Boards of the Institute of Management Accountants and is a Certified Management Accountant. EVgo believes Ms. Motlagh’s substantial financial expertise makes her well suited to serve on the Board.
Scott Griffith.   Scott Griffith has served on the Board since April 2024. From November 2019 to September 2022, he served as the CEO of the Autonomous Vehicles (AV) and Mobility Businesses at Ford Motor Company. In that role, he led Ford’s investments and operations in Level 4 autonomous vehicles as well as oversight of several new hardware and software businesses in Ford’s “new mobility” segment. From April 2014 until October 2021, Scott was an Executive in Residence at General Catalyst Partners, a venture and growth capital firm. In connection with that role, he served as Chairman at Envoy Global, Inc, a global immigration services provider, and TrueMotion, Inc., which operates an AI-based platform that scores driving behavior. Previously, Mr. Griffith served as Chairman and Chief Executive Officer of Zipcar, Inc., a car-sharing company, and held roles with The Parthenon Group, a business strategy firm, The Boeing Company, an aerospace manufacturer, and Hughes Electronics, an electronics and aerospace manufacturer. Mr. Griffith holds a BS in engineering from Carnegie Mellon University and an MBA from The University of Chicago Booth School of Business. He serves on the Advisory Council for the Polsky Center for Entrepreneurship and Innovation at The University of Chicago. EVgo believes Mr. Griffith’s extensive senior leadership experience in both executive and strategic advisory roles across the automotive and mobility sectors makes him well suited to serve on the Board.
Vote Required for Approval
Directors are elected by a plurality of the votes validly cast in such election. Each nominee nominated by the Board to serve as a Class III director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the three vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not marked therein as “withheld,” “For” the election of each nominee named above, and broker non-votes will have no effect on such election. Therefore, only votes “For” will affect the outcome.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES

Continuing Directors
The following table and the paragraphs that follow provide information, as of the date of this Proxy Statement, regarding the directors who are serving for terms that end following the Annual Meeting:
Name	Age	Primary Occupation	Position at EVgo	Director Since
Class I Directors
Badar Khan	53	Chief Executive Officer, EVgo	Chief Executive Officer and Director	May 2022
Joseph Esteves	63	Chief Financial Officer, LS Power	Director	July 2021
Peter Anderson(1)	35	Managing Director, LS Power	Director	March 2023
Class II Directors
Paul Segal	49	Chief Executive Officer, LS Power	Director	May 2023
Darpan Kapadia	51	Chief Operating Officer, LS Power	Director	July 2021
Jonathan Seelig(1)(2)(3)	51	Retired; Former Chairman of Ridge	Director	May 2023

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Governance Committee

Badar Khan.   Badar Khan has served as the Company’s Chief Executive Officer since November 2023 and as a member of the Board since May 2022. Prior to becoming the Company’s Chief Executive Officer, Mr. Khan served as a Senior Advisor with Global Infrastructure Partners, a leading independent infrastructure fund manager, from November 2022 until September 2023. Previously, from April 2017 to June 2022, he held several roles with National Grid, a multinational electricity and gas utility company, including President at National Grid US from November 2019 to June 2022, during which he led the company’s core U.S. business operations, including the provision of electricity, natural gas and clean energy solutions to over 20 million people across Massachusetts, New York and Rhode Island. From April 2017 to November 2019, he was the President of National Grid Ventures, a global portfolio of large-scale competitive energy projects — including electricity interconnectors, onshore wind and solar generation, competitive electricity transmission, and LNG storage — and oversaw the creation of National Grid Partners, the company’s venture capital and innovation arm. Mr. Khan previously worked at Centrica plc, a multinational energy and services company, for 14 years in the UK and U.S., including from 2013 to 2017 as Chief Executive Officer of Direct Energy, the North American subsidiary that provides electricity, natural gas and home services. Prior to that, he was an officer of a start-up private retail energy company in the U.S. and also worked in management consulting with Deloitte Consulting. Mr. Khan has served on the board of directors of CRH plc, a manufacturer and supplier of building materials, since October 2021. He has a degree in engineering from Brunel University in London and an MBA from the Wharton School of the University of Pennsylvania. EVgo believes that Mr. Khan is qualified to serve as a director because of his operational expertise gained from serving as EVgo’s Chief Executive Officer and his extensive professional experience in the energy sector.
Joseph Esteves.   Joseph Esteves has served on the Board since July 2021. Previously, Mr. Esteves served on the board of EVgo Holdings, LLC, a position he held after LS Power’s acquisition of EVgo in January 2020. Mr. Esteves currently serves as the Chief Financial Officer of LS Power, a position he has held since 2008. In addition, he is also a member of LS Power’s Management Committee and Investment Committee and is responsible for LS Power’s financing activity, which includes over $46 billion in debt and equity capital raised since 2005. Mr. Esteves joined LS Power in 2004. Prior to joining LS Power, Mr. Esteves served as Executive Vice President at Comverge, Inc., a power technology firm serving electric utilities, from 2001 to 2004. Previously, he spent fifteen years with major investment banking firms focused on the Energy and Power industries. Those roles included Managing Director and Region Head Project Finance at UBS; Vice President, Structured Finance at Goldman Sachs & Co.; and Vice President, Corporate Finance at Salomon Brothers Inc. Mr. Esteves received an M.B.A. from the Wharton School and a B.EE from the Cooper Union. We believe Mr. Esteves’s financial expertise and experience in the electric power and finance industries make him well suited to serve on the Board.

Peter Anderson.   Peter Anderson has served on the Board since March 2023 and, prior to his appointment to the Board, served as a Board observer for EVgo from July 2021 to March 2023. He is also Managing Director and a member of the investment team at LS Power. In this role, his responsibilities include origination, mergers and acquisitions, financing, due diligence, and asset management for LS Power’s private equity funds. During his time at LS Power, Mr. Anderson has engaged in a variety of transactions across the energy sector, including transportation electrification, renewable natural gas, distributed generation, and conventional and renewable generation. Prior to joining LS Power in 2014, Mr. Anderson was an associate in Barclays’s Power and Gas Commodities Group from 2011 to 2014. In that role, he focused on structured power and gas commodity transactions. Mr. Anderson holds a B.S. in Commerce with a concentration in Finance and a B.S. in Mathematics from the University of Virginia. EVgo believes Mr. Anderson’s extensive experience in the transportation electrification, power generation and renewable energy sectors makes him well suited to serve on the Board.
Paul Segal.   Paul Segal has served as Chief Executive Officer of LS Power since 2011. He is also a member of LS Power’s Management Committee, overseeing one of the largest independent power and transmission developers in the U.S. Prior to his appointment as Chief Executive Officer, Mr. Segal oversaw LS Power’s asset management and renewables development activities. Prior to joining LS Power, in 2002 Mr. Segal founded Luminus Management, a hedge fund manager that invested across the capital structure of publicly-traded power, energy, utility and related companies, and for which he served as President and Portfolio Manager until 2011. Mr. Segal began his career at Smith Barney as a generalist in the Mergers and Acquisitions Investment Banking group. He graduated with highest honors from the Rutgers College of Engineering with a B.S. in Bio-Chemical Engineering. Mr. Segal serves as a member of the Mount Sinai Department of Medicine Advisory Board, the Weill Cornell Medicine Dean’s Council, the board of the Digestive Disease Research Foundation, and the Advisory Board of NYU Law School’s Institute for Policy Integrity. EVgo believes Mr. Segal’s extensive experience in executive leadership roles as well as his experience in the renewable energy sector make him well suited to serve on the Board.
Darpan Kapadia.   Darpan Kapadia has served on the Board since July 2021. Mr. Kapadia currently serves as the Chief Operating Officer of LS Power, a position he has held since May 2017, and is a member of the firm’s Management Committee and Investment Committee, overseeing one of the largest private power generation, transmission and energy infrastructure companies in the United States. Prior to his appointment as Chief Operating Officer of LS Power, Mr. Kapadia was Head of Strategy from December 2009 to May 2017. He is also a member of the investment committees of Edge Principal Advisors and Marmora Capital, two affiliated companies that invest across real estate and other alternative asset classes. Prior to joining LS Power in 2004, Mr. Kapadia was a Vice President at Goldman, Sachs & Co. where he managed assets for institutional and private clients. Prior to that, Mr. Kapadia was a Senior Consultant with PricewaterhouseCoopers LLP where he provided strategic and financial advisory services to corporations. Mr. Kapadia received a B.A. in Economics with Phi Beta Kappa honors from the College of William and Mary and an M.B.A. with highest distinction from the Kellogg Graduate School of Management at Northwestern University. He is a member of the William and Mary Foundation Board of Trustees, the William and Mary Public Policy Advisory Board and Kellogg’s Alumni Council. We believe Mr. Kapadia’s experience in the power generation, transmission and energy infrastructure sectors makes him well suited to serve on the Board.
Jonathan Seelig.   Jonathan Seelig has been a member of the Board since May 2023. He previously served as a Board observer for EVgo from October 2022 until election to the Board. Mr. Seelig has been a technology industry founder, operator and investor for over 25 years. He co-founded Ridge, a cloud computing platform, in October 2018 and served as its CEO from October 2018 to October 2021 and as its Chairman from October 2021 to December 2023. He co-founded Akamai Technologies, Inc., a content delivery network, cybersecurity and cloud service company, in 1997, and has held leadership or investment roles in dozens of early-stage companies in the technology and transportation sectors. These roles have included director of Zipcar, a car sharing company, from 2001 to 2010 (Chairman from 2003-2010), director of Zagster, a designer, builder and operator of bike sharing programs, from January 2017 to September 2019, and director of Zoom Telephonics, a creator of cable modems and other internet access products, from May 2019 until December 2020. He received a Bachelor of Science from Stanford University. EVgo believes Mr. Seelig’s substantial leadership experience in the technology and transportation sectors make him well suited to serve on the Board.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has been engaged by EVgo since July 1, 2021, and has been engaged by Holdco since 2020. Representatives of KPMG are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
KPMG
	Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,750,697	$2,309,913
Tax Fees(2)	120,000	320,221
All Other Fees(3)	50,000	—
Total Fees	$1,920,697	$2,630,134

(1)
“Audit Fees” primarily consist of audit services related to the audit of the Company’s annual consolidated financial statements, the review of the Company’s quarterly condensed consolidated financial statements and fees related to services performed in connection with EVgo’s securities offerings, in each case including consents and review of documents filed with the SEC and other offering documents.

(2)
“Tax Fees” primarily consist of professional services for tax compliance, tax advice, tax planning, business licenses, and/or preparation of property tax and sales and use tax returns.

(3)
“All Other Fees” includes advisory work related to employee retention credits.

Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to the Company by the independent auditors. The Audit Committee may delegate to the chair of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such preapproval decision is presented to the full Audit Committee at a subsequent meeting.
All of the services provided by KPMG listed in the table above were pre-approved in accordance with the pre-approval policies and procedures described in the paragraph immediately above.
Vote Required for Approval
Approval of this proposal requires the affirmative vote of a majority in voting power of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote on the ratification and appointment of the independent registered public accounting firm. Votes may be cast “For,” “Against,” or “Abstain” with respect to this proposal. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “For” approval of this proposal. Abstentions will have the same effect as votes cast “Against” the proposal. Proposal No. 2 is considered “routine,” and therefore EVgo does not expect any broker non-votes for this proposal. If EVgo’s stockholders do not ratify the selection of KPMG, the Board will consider other independent auditors.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS EVGO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD OF DIRECTORS AND COMMITTEES; CORPORATE GOVERNANCE
Overview
EVgo is committed to maintaining the highest standards of business conduct and corporate governance, which the Company believes are fundamental to the overall success of its business, serving EVgo stockholders well and maintaining integrity in the marketplace. EVgo’s corporate governance guidelines (the “Corporate Governance Guidelines”) and Code of Conduct, together with EVgo’s certificate of incorporation, bylaws, and the charters of the committees of the Board, form the basis for the Company’s corporate governance framework.
Director Independence
The Board has determined that each of Katherine Motlagh, Jonathan Seelig and Scott Griffith qualifies as an independent director under the criteria set forth in the listing rules of Nasdaq and applicable SEC rules, including the additional independence criteria applicable to service on the Audit Committee. These determinations were made by the Board based on the recommendation of its Nominating and Governance Committee, which is required pursuant to its charter to review, in light of such criteria, all relationships between each director or nominee and EVgo, including prior service as a Board observer for EVgo.
As of the date of this Proxy Statement, Holdings controls a majority of the voting power of EVgo’s outstanding capital stock. As a result, EVgo is a “controlled company” under Nasdaq rules. As a controlled company, EVgo is exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Board to have a majority of independent directors and require that EVgo either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of its executive officers and nominees for directors are determined or recommended to the Board by the independent members of the Board. EVgo currently utilizes some or all of these exemptions. As a result, EVgo does not have a majority of independent directors on the Board. In addition, EVgo may choose not to maintain a compensation committee or a nominating and corporate governance committee, and to the extent such committees are maintained, as is currently the case, they may not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
Meetings of the Board
The Board holds regular meetings each year and holds special meetings and acts by unanimous written consent when circumstances require. During 2023, there were 14 meetings of the Board. Each EVgo director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served during 2023. EVgo encourages, but does not require, members of the Board to attend annual stockholder meetings.
Board Leadership Structure
The Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and the Chair of the Board (the “Chair”) roles is driven by the needs of the Company at any point in time. As a result, EVgo does not have a policy requiring combination or separation of leadership roles, and the Company’s governing documents do not mandate a particular structure. This allows the Board the flexibility to establish the most appropriate structure for the Company at any given time. Since July 2021, David Nanus has served as the Chair. From July 2021 to November 2023, Catherine Zoi served as the Company’s Chief Executive Officer, and since November 2023, Badar Khan has served as the Company’s Chief Executive Officer.
Board Role in Risk Oversight
The Board oversees the risk management activities designed and implemented by the Company’s management. The Board does not have a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. All board committees report to the

Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk. The Board considers specific risk topics, including risks associated with EVgo’s strategic initiatives, business plans and capital structure. EVgo’s management, including EVgo’s executive officers, are primarily responsible for managing the risks associated with the operation and business of the Company and providing appropriate updates to the Board and the Audit Committee. EVgo’s Enterprise Risk Committee (the “Enterprise Risk Committee”) is a management-level committee that meets regularly to identify, review, prioritize and manage risks that are material to EVgo’s business objectives.
The Audit Committee, acting pursuant to authority delegated by the Board, actively oversees the Company’s enterprise risk management framework and helps align the Company’s risk management program with the Company’s business objectives and compliance with legal and regulatory standards. As part of this oversight role, the Audit Committee receives regular updates from the chair of the Enterprise Risk Committee, and reviews the enterprise risk matrix prepared by the Company’s management-level Enterprise Risk Committee on an annual basis. Such updates include reviews of new or evolving threats, the Company’s programs for mitigating such risks, the results of third-party audits, and the Company’s assessments and oversight of any recent events with certain characteristics that may have occurred. The chair of the Audit Committee regularly reports on the Audit Committee’s oversight activities related to enterprise risk management and cybersecurity to the full Board. EVgo’s other board committees consider risks as they perform their respective committee responsibilities. For example, the Compensation Committee performs an executive compensation risk assessment on an annual basis to consider whether any specific elements of the Company’s executive compensation program may induce executives to pursue strategies that could create unnecessary or excessive risk with respect to the Company’s operational or financial performance.
Committees of the Board
Because EVgo is a “controlled company” under Nasdaq rules, EVgo is not required to establish or maintain a compensation committee or a nominating and corporate governance committee. Although EVgo was not required to do so, the Board maintains a compensation committee (the “Compensation Committee”) in addition to the Nominating and Governance Committee and the Audit Committee. Members serve on each committee until their resignation or until otherwise determined by the Board. Each committee operates under a charter approved by the Board.
Audit Committee
During the year ended December 31, 2023, the members of the Audit Committee were Katherine Motlagh, Jonathan Seelig (from the time of his election to the Board in May 2023), Badar Khan (from the beginning of 2023 until the August 2023 announcement of his appointment to become the Company’s Chief Executive Officer) and Rodney Slater (from the beginning of 2023 until his departure as a director in May 2023). As of the date of this Proxy Statement, the Audit Committee consists of Katherine Motlagh, Jonathan Seelig and Scott Griffith, with Ms. Motlagh serving as the chair of the Audit Committee. Under Nasdaq’s listing standards and applicable SEC rules, EVgo is required to have at least three members of the Audit Committee, all of whom must be independent. Each of Katherine Motlagh, Jonathan Seelig and Scott Griffith meets the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met twelve times in 2023.
Each current member of the Audit Committee is financially literate, and the Board has determined that Ms. Motlagh qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The Audit Committee charter is posted in the Investors section of the Company’s website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Audit Committee charter details the principal functions of the Audit Committee, including:
•
assisting Board oversight of (1) the integrity of EVgo’s financial statements, (2) EVgo’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence and (4) the performance of EVgo’s internal audit function and the independent registered public accounting firm;

•
the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by EVgo;

•
pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by EVgo, and establishing pre-approval policies and procedures;

•
setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the firm and any steps taken to address such issues and (iii) all relationships between the independent registered public accounting firm and EVgo to assess the independent registered public accounting firm’s independence;

•
meeting to review and discuss EVgo’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing EVgo’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in EVgo’s 2023 Annual Report on Form 10-K;

•
reviewing and approving any related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; and

•
reviewing with management, the independent registered public accounting firm, and EVgo’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding EVgo’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
During the year ended December 31, 2023, the members of the Compensation Committee were David Nanus, Katherine Motlagh, Badar Khan (from the beginning of 2023 until the August 2023 announcement of his appointment to become the Company’s Chief Executive Officer), Peter Anderson (from the time of the August 2023 announcement of Mr. Khan’s appointment to become the Company’s Chief Executive Officer), Jonathan Seelig (from the time of his election to the Board in May 2023) and Rodney Slater (from the beginning of 2023 until his departure as a director in May 2023). As of the date of this Proxy Statement, the Compensation Committee consists of Peter Anderson, Katherine Motlagh, David Nanus, Jonathan Seelig and Scott Griffith, with Mr. Anderson serving as the chair of the Compensation Committee. Because EVgo is a “controlled company” within the meaning of Nasdaq’s corporate governance standards, the Compensation Committee is not required to be comprised solely of independent directors. The Compensation Committee met seven times in 2023.
The Compensation Committee charter is posted in the Investors section of the Company’s website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Compensation Committee charter details the principal functions of the Compensation Committee, including:
•
reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of EVgo’s executive officers, including the Chief Executive Officer;

•
reviewing on an annual basis EVgo’s executive compensation policies and plans;

•
implementing and administering EVgo’s incentive compensation equity-based remuneration plans;

•
assisting management in complying with EVgo’s proxy statement and annual report disclosure requirements;

•
if required, producing a report on executive compensation to be included in EVgo’s annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form sub- committees and delegate some or all of its authority to sub-committees, its chair or any of its members when it deems appropriate. During 2023, the Compensation Committee delegated authority to the Chief Executive Officer to approve annual, new-hire, retention and “spot” equity awards to Company employees within certain parameters and subject to certain limitations, and to the chair of the Compensation Committee and the Chair to collectively approve certain equity awards to employees outside of the scope of the delegation to the Chief Executive Officer. The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Governance Committee
During the year ended December 31, 2023, the members of the Nominating and Governance Committee were Katherine Motlagh, Badar Khan (from the beginning of 2023 until the August 2023 announcement of his appointment to become the Company’s Chief Executive Officer), Kate Brandt (from the beginning of 2023 until her departure from the Board in May 2023), Rodney Slater (from the beginning of 2023 until his departure from the Board in May 2023) and Jonathan Seelig (from the time of his election to the Board in May 2023). As of the date of this Proxy Statement, the Nominating and Governance Committee consists of Jonathan Seelig, Katherine Motlagh and Scott Griffith, with Mr. Seelig serving as the chair of the Nominating and Governance Committee. Because EVgo is a “controlled company” within the meaning of Nasdaq’s corporate governance standards, EVgo is not required to have independent director oversight of director nominations or a nominating and corporate governance committee comprised solely of independent directors. The Nominating and Governance Committee met five times in 2023.
The Nominating and Governance Committee charter is posted in the Investors section of the Company’s website, which is located at investors.evgo.com, under the “Governance — Governance Documents” tab. The Nominating and Governance Committee charter details the principal functions of the Nominating and Governance Committee, including:
•
identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•
developing and recommending to the Board and overseeing implementation of EVgo’s Corporate Governance Guidelines;

•
coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company; and

•
reviewing on a regular basis EVgo’s overall corporate governance and recommending improvements as and when necessary.

The Nominating and Governance Committee charter also provides that in the event that a vacancy on the Board arises, the Nominating and Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Committee solicits recommendations from existing directors and senior management. These recommendations are considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders. The Nominating and Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other sources, provided that the recommendations comply with the procedures outlined in this Proxy Statement. The Nominating and Governance Committee charter also provides that the committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating and Governance Committee considers and reviews the candidate’s:
•
relevant skills, qualifications and experience;

•
independence under applicable standards;

•
business judgment;

•
service on boards of directors of other companies;

•
personal and professional integrity, including commitment to the Company’s core values;

•
openness and ability to work as part of a team;

•
willingness to commit the required time to serve as a Board member; and

•
familiarity with the Company and its industry.

The Nominating and Governance Committee identifies and evaluates nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Governance Committee views as critical to effective functioning of the Board. Among the factors that are considered, the Nominating and Governance Committee weighs whether nominees to the Board provide the integrity, experience, knowledge, skills, judgment, and level of commitment appropriate for the Company. The Nominating and Governance Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board.
Board Diversity Matrix
The table below provides certain highlights of the composition of the Board as of the date of this Proxy Statement. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of April 3, 2024)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		2
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Board Diversity Matrix (as of April 6, 2023)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian		2
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	3	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been at any time one of EVgo’s officers or employees. None of EVgo’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Board.
Code of Conduct
The Company adopted a Code of Conduct that applies to all of EVgo’s employees, officers and directors, including those officers responsible for financial reporting. To the extent required by law, any amendments to the code, or any waivers of its requirements, are disclosed on EVgo’s website. The current version of the Code of Conduct is available on the Company’s investor website, which can be found at investors.evgo.com/governance. A printed copy of the Code of Conduct will be made available to any stockholder upon request. To the extent required by rules adopted by the SEC and the Nasdaq, EVgo intends to promptly disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions granted to executive officers and directors, on the Company’s investor website.
Stockholder Communications with the Board
Any stockholder or any other interested party who desires to communicate with the Board, or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at EVgo’s offices at 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064. All communications are compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis, as appropriate.
Family Relationships
There are no familial relationships among EVgo’s directors and executive officers.

DELINQUENT SECTION 16(a) REPORTS
Under U.S. securities laws, directors, certain officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership in reports filed with the SEC. The SEC has designated specific deadlines for such reports, and EVgo must identify in this Proxy Statement those persons who did not file such reports when due.
Based solely upon a review of such reports and written representations of our directors and officers, EVgo believes that all Section 16(a) filing requirements were timely met in the year ended December 31, 2023, except for one Form 4 for Francine Sullivan reporting vesting events related to her restricted stock units which was filed one day late due to an administrative error.

EXECUTIVE OFFICERS
EVgo’s executive officers are appointed by the Board and serve at its discretion. Set forth below is information regarding the Company’s executive officers as of the date of this Proxy Statement:
Name	Age	Position
Badar Khan	53	Chief Executive Officer and Director
Olga Shevorenkova	36	Chief Financial Officer
Dennis Kish	60	President
Francine Sullivan	51	Chief Legal Officer and General Counsel
Additional information about each of EVgo’s executive officers (except for Badar Khan, whose biographical information is provided in the “Continuing Directors” section of this Proxy Statement), is as follows:
Olga Shevorenkova.   Olga Shevorenkova has served as EVgo’s Chief Financial Officer since July 2021 and prior to that, she served as the Chief Financial Officer of Holdco from July 2019 until the Closing of the Business Combination. Ms. Shevorenkova joined EVgo in August 2018 and served as Vice President of Corporate Development and Strategy from that time until becoming Chief Financial Officer in July 2019. Ms. Shevorenkova’s prior experience includes eight years of investment and transaction advisory services in sustainable infrastructure, including serving as Vice President of Greentech Capital Advisors, an investment bank solely focused on sustainable infrastructure, from May 2011 to July 2018. Ms. Shevorenkova has a MSc Degree in Management, Technology and Economics from ETH Zurich and a BSc Degree in Applied Mathematics and Informatics from Moscow State University.
Dennis Kish.   Dennis Kish has served as our President since January 2024, prior to which he served as the Company’s Chief Operating Officer beginning in January 2022. Mr. Kish brings more than 30 years of experience in the technology and infrastructure industries. Mr. Kish most recently served as Chief Operating Officer of Taoglas USA, Inc. (“Taoglas”), a provider of Internet of Things solutions, from February 2020 to May 2021, and as its President from February 2019 to February 2020. Prior to Taoglas, Mr. Kish held executive positions at Google Fiber, a broadband internet provider and a subsidiary of Alphabet Inc., including serving as President from April 2016 to July 2017, and as Vice President from July 2014 to April 2016. After Google Fiber, Mr. Kish evaluated other opportunities before joining Taoglas in February 2019. Mr. Kish holds a B.S. in Electrical Engineering from Michigan State University.
Francine Sullivan.   Francine Sullivan has served as EVgo’s Chief Legal Officer and General Counsel since July 2021, and prior to that, she served as General Counsel of Holdco from May 2021 until the Closing of the Business Combination. Ms. Sullivan leads EVgo’s legal and compliance team. Ms. Sullivan has spent the past 18 years in the clean energy sector. Prior to joining EVgo in May 2021, Ms. Sullivan served as Vice President, Business Development for REC Silicon ASA (“REC”), a publicly listed Norwegian solar and advanced materials company. Based out of the Houston, Texas office, she was focused on developing opportunities and partnerships in the advanced lithium-ion battery industry. Ms. Sullivan first joined REC in 2010 when it was the world’s largest integrated solar company and held various executive positions including Chief Legal Officer and US General Counsel. Ms. Sullivan has had an extensive international legal career, advising leading investment banks and private equity firms, serving in the energy and finance groups of some of the world’s leading law firms including Milbank LLP in Los Angeles and New York, Freshfields Bruckhaus Deringer in Asia and Europe and King & Wood Mallesons in Australia. Ms. Sullivan received her Bachelor of Laws (Honors) and Bachelor of Commerce (Economics & Finance) from the University of Melbourne and is licensed to practice law in California and New York.

EXECUTIVE COMPENSATION
Overview
EVgo is an emerging growth company for purposes of the SEC’s executive compensation disclosure rules.
For the fiscal year ended December 31, 2023, EVgo’s named executive officers were:
•
Badar Khan, Chief Executive Officer and Director;

•
Catherine Zoi, Former Chief Executive Officer and Director;

•
Dennis Kish, President and Former Chief Operating Officer; and

•
Olga Shevorenkova, Chief Financial Officer.

EVgo’s compensation policies and philosophies are designed to align compensation with business objectives, while also enabling it to attract, motivate and retain individuals who contribute to its long-term success. The Compensation Committee or the Board, with input from an independent compensation consultant, and EVgo’s Chief Executive Officer (other than with respect to his own compensation), approves the compensation to be paid to EVgo’s named executive officers. Pay Governance served as the independent compensation consultant for all aspects of compensation for EVgo’s named executive officers other than Badar Khan. In connection with Mr. Khan’s appointment to the Chief Executive Officer role, the Compensation Committee sought market data and advice from Meridian Compensation Partners (“Meridian”), an independent compensation consultant, with respect to the compensation package offered to Mr. Khan.
At the request of the Compensation Committee, the independent compensation consultant provides an assessment of the competitiveness of EVgo’s executive compensation program as compared with a compensation peer group approved by the Compensation Committee, with input from the independent compensation consultant. The Compensation Committee and the Board use this assessment as one of several factors in designing EVgo’s executive compensation program and approving target levels of compensation for each executive officer. Other factors considered include one or more of the following: individual performance and skills, management input, internal relative alignment of compensation levels, and past and anticipated future contributions.
In September 2022, the Compensation Committee, with input from Pay Governance, approved the following compensation peer group for 2023: Sunrun Inc., ChargePoint Holdings, Inc., QuartumScape Corporation, Ormat Technologies, Inc., Clearway Energy, Inc., Bloom Energy Corporation, SunPower Corporation, Ameresco, Inc., Sunnova Energy International Inc., Nikola Corporation, Fisker Inc., Altus Power, Inc., Proterra Inc., Blink Charging Co., Canoo Inc., Hyliion Holdings Corp., Workhorse Group Inc., and Volta Inc.
The compensation of EVgo’s named executive officers primarily consists of salary, equity-based incentive awards, and an annual performance bonus. Since becoming a public company, the Compensation Committee or the Board, upon the recommendation of the Compensation Committee, has approved the base salary and annual performance bonus compensation for EVgo’s named executive officers, and the Board, upon the recommendation of the Compensation Committee, has approved the equity-based incentive awards.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to named executive officers for the fiscal years ended December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)
Badar Khan	2023	79,327(5)	—	3,756,299(6)	232,329	84,155(5)	188,825(7)	4,340,935
CEO and Director(5)
Catherine Zoi	2023	500,000	—	1,292,461(8)	9,005,446(8)	500,000	2,388	11,300,295
Former CEO and Director	2022	500,000	—	2,545,436	1,124,842	425,000	6,821	4,602,099
Dennis Kish	2023	375,000	—	1,333,115	445,995	298,474	1,790	2,454,374
President and Former COO	2022	375,000	—	1,763,128	449,942	250,000	6,640	2,844,710
Olga Shevorenkova	2023	269,234(9)	—	1,427,678	505,461	265,451	1,671	2,469,495
Chief Financial Officer	2022	350,000	—	1,405,688	624,918	230,000	6,604	2,617,210

(1)
Unless otherwise noted, represents the aggregate grant date fair value of awards of restricted stock units (“RSUs”) issued under the EVgo Inc. 2021 Long Term Incentive Plan (the “Incentive Plan”) and computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 and, in the case of Mr. Khan, awards of performance-based restricted stock units (“PSUs”) issued under the Incentive Plan and calculated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the Company Stock Price Targets associated with such PSUs may not be satisfied. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of such RSUs granted in 2023 and 2022 are set forth in Note 17 to EVgo’s audited consolidated financial statements included in EVgo’s 2023 Annual Report on Form 10-K.

(2)
Unless otherwise noted, represents the aggregate grant date fair value of stock options granted under the Incentive Plan and computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the stock option awards are set forth in the notes to EVgo’s audited consolidated financial statements included in EVgo’s 2023 Annual Report on Form 10-K. Note that the amounts reported reflect the accounting value for the stock option awards and may not correspond to the actual economic value that may be received by the named executive officers from the awards. The grant date fair value of the stock options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant without regard to the service- based vesting conditions.

(3)
Represents a cash bonus amount pursuant to EVgo’s 2023 annual bonus program, which was paid in 2024, based on achievement of individual and business milestones. For additional information, see “Narrative Disclosure to the Summary Compensation Table — Bonus Compensation and Non-Equity Incentive Plan Compensation.”

(4)
Unless otherwise noted, amounts in this column consist of matching 401(k) contributions and life insurance premiums paid by EVgo on each named executive officer’s behalf.

(5)
Mr. Khan commenced employment with the Company in November 2023. Accordingly, his salary and non-equity incentive plan compensation were pro rated for his partial year of employment during 2023.

(6)
Consisting of (i) a “new-hire” RSU award with a grant date fair value of $1,943,661, (ii) a “new-hire” PSU award with a grant date fair value of $1,586,854 and (iii) a pro rated annual RSU award for 2023 with a grant date fair value of $225,784. For additional information, see “Narrative Disclosure to the Summary Compensation Table — Long Term Incentive Compensation.”

(7)
Consisting of $65,727 of fees paid to Mr. Khan for his service as a member of the Board and the Board committees during fiscal year 2023 prior to the August 2023 announcement of his appointment to the role of Chief Executive Officer, an RSU award with a grant date fair value of $123,032 received in 2023 in connection with Mr. Khan’s service as a member of the Board, and $66 in life insurance premiums.

(8)
In April 2023, Ms. Zoi received (i) an RSU award with a grant date fair value of $2,096,355 and (ii) an option award with a grant date fair value of $795,688. In August 2023, Ms. Zoi announced her resignation as the Company’s Chief Executive Officer and entered into a transition agreement with the Company and certain of its affiliates (the “Zoi Transition Agreement”). Pursuant to the Zoi Transition Agreement, Ms. Zoi is deemed to have remained in continuous employment with the Company or its affiliates through April 30, 2024, for purposes of vesting, settlement, and exercisability of her outstanding and unvested RSUs and stock options. The Zoi Transition Agreement also provided that (a) Ms. Zoi would vest in her profit interests (the “Management Holdings Incentive Units”) in EVgo Management Holdings LLC, a holding company formed for the purpose of holding equity-based awards, that are “time vesting” and that were scheduled to vest on January 16, 2024 and (b) Ms. Zoi would additionally vest in her Management Holdings Incentive Units that are “sale vesting” upon the consummation of a sale of the Company during the six-month period following Ms. Zoi’s separation date, if such a sale transaction occurs. The Company determined that these provisions represented a modification of existing equity awards, resulting in the cumulative compensation cost recognized for Ms. Zoi’s original RSU and stock option awards being zero immediately prior to the modification as none of the awards were otherwise expected to vest. The amount presented for Ms. Zoi in the “Stock Awards” column consists of the incremental fair value of Ms. Zoi’s modified RSU awards. The amount presented for Ms. Zoi in the “Option Awards” column consists of the incremental fair value of Ms. Zoi’s modified option awards ($59,187), “sale vesting” Management Holdings Incentive Units ($6,109,740), and “time vesting” Management Holdings Incentive Units ($2,836,519). See “Executive Compensation — Outstanding Equity Awards at 2023 Fiscal Year-End” and “Executive Compensation — Additional Narrative Disclosure” for additional information, including an explanation of why the Company believes it is appropriate to present amounts related to the Management Holdings Incentive Units in the “Option Awards” column. These amounts do not reflect the actual value realized by Ms. Zoi but instead reflect the accounting treatment applicable to the modification of her outstanding equity awards under the Zoi Transition Agreement.
(9)
Excludes amounts received in the form of paid leave during Ms. Shevorenkova’s maternity leave from June 30, 2023 through her return on September 25, 2023.

Narrative Disclosure to the Summary Compensation Table
Employment and Transition Agreements
Ms. Zoi and Ms. Shevorenkova entered into employment agreements with EVgo on January 15, 2020, Mr. Kish entered into an employment agreement with EVgo upon joining the Company effective January 1, 2022, which was amended and restated in January 2024, and Mr. Khan entered into an employment agreement with EVgo in August 2023 in connection with the announcement of his appointment to become EVgo’s Chief Executive Officer (each, an “Employment Agreement,” and collectively, the “Employment Agreements”).
Ms. Zoi resigned as Chief Executive Officer effective November 8, 2023, at which point Ms. Zoi became compensated in her capacity as a strategic advisor pursuant to the Zoi Transition Agreement.
The narrative below summarizes the payments and benefits that each named executive officer is currently eligible to receive on an annual basis.
Base Salary
Each named executive officer’s base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance and taking into account the other factors described in the “Overview” section above. Based on a review of these factors, the Compensation Committee determined and recommended to the Board for approval, and the Board approved, that for fiscal year 2023, the base salaries for Ms. Zoi, Mr. Khan, Ms. Shevorenkova and Mr. Kish would be $500,000, $550,000, $350,000 and $375,000, respectively, with Mr. Khan’s salary pro rated for his partial year of employment during 2023.
Bonus Compensation and Non-Equity Incentive Plan Compensation
Each named executive officer is entitled to participate in EVgo’s annual cash bonus plan that is applicable for the relevant fiscal year. For fiscal year 2023, the annual target cash bonus opportunity for the named executive officers was set as a percentage of each named executive officer’s base salary as follows: 100% for

Ms. Zoi, 100% for Mr. Khan, 75% for Ms. Shevorenkova, and 75% for Mr. Kish, with Mr. Khan’s bonus eligibility pro rated for his partial year of employment during 2023.
The Compensation Committee, with input from Pay Governance, approved a framework for fiscal year 2023 bonus awards based on five key performance indicators (or “KPIs”): throughput (representing the total volume of kilowatt hours (“kWh”) that was consumed by EVs using chargers and charging stations on EVgo’s network during fiscal year 2023), fiscal year 2023 revenue (as publicly reported), fiscal year 2023 adjusted EBITDA (as publicly reported), chargers (representing the total number of charging stalls that EVgo either had operational or on its network or that were under construction as of December 31, 2023), and individual and strategic priorities. The bonus payout could range from 0% to 150% of target based on the extent to which the KPIs were achieved relative to pre-determined targets for fiscal year 2023. The Compensation Committee and Board could elect to award a payout with respect to a KPI achieved below 50% in its discretion. In February and March 2024, the Compensation Committee (and, with respect to Ms. Zoi and Mr. Khan, the Board) reviewed performance against the KPIs and determined that the bonus payout would be 100%, 105%, 101% and 106% of target for Ms. Zoi, Mr. Khan, Ms. Shevorenkova and Mr. Kish, respectively. Annual cash bonuses paid to the named executive officers for fiscal year 2023 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Long Term Incentive Compensation
Each named executive officer is eligible to receive equity awards under the Incentive Plan. In the first quarter of fiscal year 2023, following a review of market data provided by Pay Governance, Company performance and the individual performance of EVgo’s executive officers, the Compensation Committee recommended, and the Board approved that the annual long term equity incentive compensation for Ms. Zoi, Ms. Shevorenkova and Mr. Kish for 2023 would be granted in the form of stock options and RSUs with the target dollar values described in the table below. In connection with Mr. Khan’s appointment as EVgo’s Chief Executive Officer, based on a review of market data provided by Meridian, the Compensation Committee recommended, and the Board approved, that Mr. Khan would receive a one-time “new hire” grant in the form of RSUs and PSUs and a pro-rated annual grant for fiscal year 2023 in the form of RSUs and stock options, in each case with the target dollar values described in the table below.
Named Executive Officer	Dollar Value of Stock Options	Dollar Value of RSUs	Dollar Value of PSUs
Catherine Zoi	$1,500,000	$2,250,000	—
Badar Khan	$232,329	$3,348,493	$3,000,000
Dennis Kish	$600,000	$900,000	—
Olga Shevorenkova	$680,000	$1,020,000	—
The annual stock options and RSUs granted to Ms. Zoi, Ms. Shevorenkova and Mr. Kish on April 3, 2023, had a vesting commencement date of February 1, 2023, and vest (and, in the case of the stock options, become exercisable) in three equal installments on each of the first three anniversaries of February 1, 2023. The values in the Summary Compensation Table are different from the dollar values set forth in the table above due to the change in EVgo’s stock price between January 2023, when the number of units subject to an award was calculated, and April 2023, when the awards became effective. The stock options, RSUs and PSUs granted to Mr. Khan were approved on October 31, 2023 shortly before he became the Company’s Chief Executive Officer, subject to his service as Chief Executive Officer on the date of grant. These awards had a vesting commencement date of November 13, 2023, and will vest (and, in the case of the stock options, become exercisable) in three equal installments on each of the first three anniversaries of November 13, 2023. Mr. Khan’s PSUs (the “Khan Share-Price Hurdle PSUs”) are also subject to a performance vesting condition, which is satisfied as to 1/3 upon achievement of a $6 per share stock price target, 1/3 upon achievement of an $8 per share stock price target, and 1/3 upon achievement of a $10 per share stock price target, in each case calculated on a 20-day volume-weighted average price per share of the Company’s Class A common stock at any time during the performance period by no later than November 13, 2028.
The grant date fair value attributable to the aggregate RSU and PSU awards granted to each named executive officer in 2023 is reported in the “Stock Awards” column of the Summary Compensation Table, and the grant date fair value attributable to the stock options granted to each named executive officer for 2023 is reported in the “Options Awards” column of the Summary Compensation Table, unless otherwise noted. The actual value realized by the named executive officers with respect to these awards will depend on EVgo’s stock price on the relevant settlement date or exercise date, as applicable.
Other Compensation and Benefits
Each named executive officer is entitled to paid time off in accordance with the terms and conditions of the applicable Company plan or policy. Subject to the terms of any applicable plans, policies or programs, each named executive officer is entitled to receive such employee benefits, including any and all medical, dental, vision, prescription, life, short-term and long-term disability, and flexible spending plans available to senior executive employees generally, and such other benefits as EVgo may from time to time establish for the named executive officers. Each named executive officer is reimbursed by EVgo for all ordinary and reasonable expenses incurred in the course of the performance of employment services. EVgo currently maintains a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended, in which employees, including EVgo’s named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. During a portion of 2023, the Company matched up to 2% of contributions by employees (including named executive officers) to their 401(k) plan accounts, up to the federal limit.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by the named executive officers as of December 31, 2023.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Catherine Zoi	7/26/2021(2)	—	—	—	—	99,681	356,858	—	—
	4/1/2022(3)	—	—	—	—	66,547	238,238	—	—
	4/1/2022(4)	42,662	42,662	12.86	3/31/2032	—	—	—	—
	4/3/2023(5)	—	—	—	—	130,208	466,145	—	—
	4/3/2023(6)	—	102,669	7.79	4/2/2033	—	—	—	—
	1/16/2020(7)	29,250	30,750	10	N/A	—	—	—	—
	1/16/2020(7)	29,250	30,750	20	N/A	—	—	—	—
	1/16/2020(7)	29,250	30,750	30	N/A	—	—	—	—
Badar Khan	6/9/2022(8)	—	—	—	—	3,562	12,752	—	—
	5/18/2023(9)	—	—	—	—	29,575	105,879	—	—
	11/13/2023(10)	—	—	—	—	786,031	2,813,991	—	—
	11/13/2023(11)	—	118,535	2.76	11/12/2033	—	—	—	—
	11/13/2023(12)	—	—	—	—	—	—	704,225	2,521,125
Dennis Kish	1/25/2022(13)	—	—	—	—	62,067	222,200	—	—
	4/1/2022(3)	—	—	—	—	53,636	192,017	—	—
	4/1/2022(4)	17,065	34,130	12.86	3/31/2032	—	—	—	—
	4/3/2023(5)	—	—	—	—	156,250	559,375	—	—
	4/3/2023(6)	—	123,203	7.79	4/2/2033	—	—	—	—
	8/10/2023(14)	—	—	—	—	87,934	314,804	—	—
Olga Shevorenkova	7/26/2021(2)	—	—	—	—	53,164	190,327	—	—
	4/1/2022(3)	—	—	—	—	73,500	263,130	—	—
	4/1/2022(4)	23,701	47,403	12.86	3/31/2032	—	—	—	—
	4/3/2023(5)	—	—	—	—	177,083	633,957	—	—
	4/3/2023(6)	—	139,630	7.79	4/2/2033	—	—	—	—
	8/10/2023(14)	—	—	—	—	82,072	293,818	—	—
	1/16/2020(7)	14,625	15,375	10	N/A	—	—	—	—
	1/16/2020(7)	14,625	15,375	20	N/A	—	—	—	—
	1/16/2020(7)	14,625	15,375	30	N/A	—	—	—	—

(1)
Market and payout values were determined by multiplying the number of shares of Stock or units that had not vested as of December 31, 2023, by $3.58, the closing price of EVgo’s Class A common stock on December 29, 2023, the last trading day of fiscal year 2023.

(2)
Represents an RSU grant received in July 2021 under the Incentive Plan. These RSUs vest in three equal installments on each of the first three anniversaries of January 31, 2021, subject to continued employment through each such date. The terms of all RSU awards reflected in this table are described in more detail below.

(3)
Represents an RSU grant received in April 2022 under the Incentive Plan. These RSUs vest in three equal installments on each of the first three anniversaries of February 1, 2022, subject to continued employment through each such date. The amounts reported in the “Number of Shares or Units That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested” columns for Ms. Zoi reflect the terms of the Zoi Transition Agreement.

(4)
Represents a stock option grant received in April 2022 under the Incentive Plan. The stock options vest and become exercisable in three equal installments on each of the first three anniversaries of February 1, 2022, subject to continued employment through each such date. The terms of all stock option awards reflected in this table are described in more detail below. The amount reported in the “Number of Securities Underlying Unexercised Options (#) Unexercisable” column for Ms. Zoi reflects the terms of the Zoi Transition Agreement.

(5)
Represents an RSU grant received in April 2023 under the Incentive Plan. These RSUs vest in three equal installments on each of the first three anniversaries of February 1, 2023, subject to continued employment through each such date. The amounts reported in the “Number of Shares or Units That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested” columns for Ms. Zoi reflect the terms of the Zoi Transition Agreement.

(6)
Represents a stock option grant received in April 2023 under the Incentive Plan. The stock options vest and become exercisable in three equal installments on each of the first three anniversaries of February 1, 2023, subject to continued employment through each such date. The amount reported in the “Number of Securities Underlying Unexercised Options (#) Unexercisable” column for Ms. Zoi reflects the terms of the Zoi Transition Agreement.

(7)
On January 16, 2020, Ms. Zoi and Ms. Shevorenkova received grants of Management Holdings Incentive Units. The number of units reflected in the table represents the number of common units of Management Holdings, and not a number of shares of Class A Common Stock. The Management Holdings Incentive Units are structured as profits interests for tax purposes and do not require the payment of an exercise price, nor do they have an expiration date; instead, they entitle the holder thereof to receive value only if and to the extent the underlying security appreciates in value following the grant of the award above the initial “threshold” established at grant. The figure reflected in the “Option Exercise Price” column reflects the applicable initial threshold assigned to each unit. If Management Holdings makes periodic cash distributions or there is a liquidation or termination event, the holders of Management Holdings Incentive Units are eligible to receive cash distributions in accordance with the terms of the Management Holdings limited liability company agreement to the extent the cumulative distributions to all holders exceed the applicable initial threshold. Each Management Holdings Incentive Unit presented in this table entitles the holder thereof to 0.000015% of the cumulative distributions from Management Holdings above the initial threshold. Because of this appreciation feature, EVgo believes profits interest awards are economically similar to stock options or stock appreciation rights for purposes of the SEC disclosure rules. Awards reflected as “Unexercisable” are Management Holdings Incentive Units that have not yet vested. Awards reflected as “Exercisable” are Management Holdings Incentive Units that have vested but have not yet received payment in respect thereof. Such awards generally vest with respect to 65% of the units granted in equal installments over four years following the grant date and with respect to 35% of the units granted upon a “Sale of the Company” (as defined in the award agreement and revised in connection with the Business Combination), in each case subject to a named executive officer’s continued employment with EVgo or one of its affiliates through the applicable vesting date. For additional detail regarding the vesting terms, please see “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control — Payments upon Change in Control,” below.

(8)
Represents an RSU grant received in June 2022 under the Incentive Plan in connection with Mr. Khan’s service as a member of the Board. These RSUs vest in three equal installments on each of the first three anniversaries of May 18, 2022, subject to continued service through each such date.

(9)
Represents an RSU grant received in May 2023 under the Incentive Plan in connection with Mr. Khan’s service as a member of the Board. These RSUs vest in full on May 18, 2024, subject to continued service through such date.

(10)
Represents RSU grants received in November 2023 under the Incentive Plan. The RSUs vest in three equal installments on each of the first three anniversaries of November 13, 2023, subject to continued employment through each such date.

(11)
Represents a stock option grant received in November 2023 under the Incentive Plan. The stock options vest and become exercisable in three equal installments on each of the first three anniversaries of November 13, 2023, subject to continued employment through each such date.

(12)
Represents a PSU grant received in November 2023 under the Incentive Plan. The PSU award vests if both the service and performance conditions are met. The service requirement will be satisfied in three equal installments on each of the first three anniversaries of November 13, 2023, subject to continued employment through each such date. The performance condition will be satisfied in one-third increments under EVgo reaching certain stock price milestones before November 13, 2028. The payout value assumes each of the stock price milestones are satisfied within the performance period. See the section entitled “Long Term Incentive Compensation” for additional details.
(13)
Represents an RSU grant received in January 2022 under the Incentive Plan. The RSUs vest in three equal installments on each of the first three anniversaries of January 1, 2022, subject to continued employment through each such date.

(14)
Represents an RSU grant received in August 2023 under the Incentive Plan. The RSUs vest in three equal installments on each of the first three anniversaries of August 10, 2023, subject to continued employment through each such date.

Additional Narrative Disclosure
Retirement Benefits
EVgo maintains a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including the named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. EVgo may provide discretionary matching contributions in amounts determined annually by its management team. EVgo provided matching contributions of up to 2% during 2022 and during a portion of 2023. The contributions made on behalf of the named executive officers for fiscal year 2022 and 2023 are disclosed above in the notes to the Summary Compensation Table.
Potential Payments Upon Termination or Change in Control
The following discussion describes the amounts and benefits that would have been owed to the named executive officers in the event of a termination of employment as of the end of fiscal year 2023 under the Employment Agreements, equity award agreements and the EVgo Inc. Executive Change in Control and Severance Plan (the “Change in Control Plan”).
Payments Upon Termination Without Cause or for Good Reason
In the event of a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned through the date of termination, under his employment agreement Mr. Khan will be entitled to receive (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 18 months following such termination of employment in accordance with regular payroll practices, (ii) an amount equal to his target annual bonus for the year of termination prorated based on the number of full months he was employed during the year of termination and (iii) payment of the employer portion of COBRA premiums for continued medical coverage for Mr. Khan and his eligible dependents for 12 months, in each case provided that Mr. Khan timely signs and does not revoke a separation agreement and release of claims in the Company’s favor and does not apply for unemployment compensation chargeable to the Company or any subsidiary of the Company during the severance period. In addition, the award agreements for the RSUs, options and PSUs (collectively, the “Khan Equity Awards”) issued to Mr. Khan since entering into his employment agreement also provide that in the event of a termination without cause or a resignation for good reason, Mr. Khan will be entitled to immediate vesting of the portion of each Khan Equity Award (but, for PSUs, only to the extent the performance-based conditions have been achieved) received by Mr. Khan that has not vested as of such termination date and that is subject to service-based vesting only, equal to the product (rounded to the nearest whole number) of (1) the total number of shares of stock underlying such Khan Equity Awards that are scheduled to vest on the next vesting date had Mr. Khan remained employed through such vesting date multiplied by (2) a fraction, (A) the numerator of which is the number of completed months in which Mr. Khan remained in continuous employment since the last vesting date (or, if no portion of the award has vested, since the grant date) and (B) the denominator of which is 12 (the “Involuntary Termination Acceleration Provision). Mr. Khan will not be entitled to receive the benefits described in this paragraph if he is eligible to receive benefits under the Change in Control Plan, as described below.

In the event of a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned through the date of termination, the employment agreements for Mr. Kish and Ms. Shevorenkova in effect as of December 31, 2023, provided that Mr. Kish and Ms. Shevorenkova would receive an amount equal to six months’ base salary over a period of time (24 months for Ms. Shevorenkova and six months for Mr. Kish) following such termination of employment in accordance with EVgo’s regular payroll practices, provided such named executive officer timely signs and does not revoke a separation agreement and release of claims in the Company’s favor and does not apply for unemployment compensation chargeable to the Company or any subsidiary of the Company during the severance period. If such named executive officers are terminated for any reason, any portion of the option and RSU awards or Management Holdings Incentive Unit awards that had not become vested as of the termination date would be immediately and automatically forfeited by the named executive officers.
As described above, Ms. Zoi resigned as the Company’s Chief Executive Officer effective November 8, 2023, and in connection with her resignation, Ms. Zoi entered into the Zoi Transition Agreement. Under the Zoi Transition Agreement, subject to Ms. Zoi (i) executing and not revoking the general release of claims attached to the Transition Agreement, (ii) complying with the terms of the Transition Agreement, and (iii) continuing to comply with certain sections of her original employment agreement, Ms. Zoi was entitled to receive the following benefits: (a) Ms. Zoi’s unvested Management Holdings Incentive Units that are “time vesting” vested on January 16, 2024, (b) Ms. Zoi would be deemed to have remained in continuous employment with the Company or its affiliates through April 30, 2024, for purposes of vesting, settlement, and exercisability of her outstanding and unvested RSUs and stock options, (c) Ms. Zoi’s unvested Management Holdings Incentive Units that are “sale vesting” would remain eligible to vest upon the consummation of a sale of the Company until June 30, 2024 and (d) all of Ms. Zoi’s vested Management Holdings Incentive Units and Class B common units in Management Holdings and its affiliates would remain subject to the repurchase provisions contained in their respective agreements, except that these units could not be repurchased with a promissory note. In addition, under the Zoi Transition Agreement, Ms. Zoi remained eligible to receive an amount of her 2023 cash bonus (as determined by the Board in accordance with the method and manner in which the Board determines 2023 cash bonuses for the Company’s other senior executives), which was paid at the same time that annual bonuses were paid to the Company other senior executives, and she continued to receive a salary for serving as a strategic advisor to the Company through December 31, 2023.
The definitions of “cause” and “good reason” are provided in the Employment Agreements, copies of which are filed as exhibits to EVgo’s 2023 Annual Report on Form 10-K.
For information regarding additional benefits approved by the Board for certain named executive officers during 2024, see the section titled “Compensation Actions Taken After 2023 Fiscal Year End” below.
Payments upon Death or Disability of Executive
If a named executive officer’s employment terminates due to the named executive officer’s death or disability, the Employment Agreements provide that the named executive officer is entitled only to receive any unpaid base salary earned through the date of such termination and any earned, but unpaid, annual bonus. Any portion of the option and RSU awards or Management Holdings Incentive Units that have not become vested as the date of a named executive officer’s termination due to death or disability will be immediately and automatically forfeited by the named executive officer. The definition of “disability” is provided in the Employment Agreements, copies of which are filed as exhibits to EVgo’s 2023 Annual Report on Form 10-K.
Payments upon Termination Without Cause or for Good Reason in Connection with a Change in Control
In March 2023, the Compensation Committee, with input from Pay Governance regarding market practices, recommended, and the Board approved, the Change in Control Plan, for the benefit of the Company’s executive officers, including each named executive officer. Each of the Company’s named executive officers has entered into a participation agreement with the Company under the Change in Control Plan. Ms. Zoi’s participation in the Change in Control Plan has ceased in connection with her Transition Agreement.
Under the Change in Control Plan, in the event that, within the period beginning on the date that is three months prior to a “change in control” (which is generally consistent with the change in control definition in the Incentive Plan) and ending on the date that is 12 months following such change in control, a named executive officer’s employment is terminated either by the named executive officer for “good reason,” or by the Company, its subsidiaries or any successor entity other than for “cause,” death or “disability” (as such terms are defined in the Change in Control Plan, which was an exhibit to EVgo’s 2023 Annual Report on Form 10-K), such named executive officer will receive the following benefits, provided the named executive officer timely signs and does not revoke a separation agreement and release of claims in the Company’s favor and otherwise complies with the terms of the Change in Control Plan: (a) cash severance payments equal to one times the named executive officer’s base salary and target bonus (or, in the case of Mr. Khan, two times base salary and target bonus); (b) full acceleration of time-based Company equity awards, and pro rata acceleration of performance-based Company equity awards based on target performance; and (c) payment of the employer-portion of COBRA premiums for continued medical coverage for up to 12 months for each named executive officer and such named executive officer’s eligible dependents, if any (or 18 months for Mr. Khan and his eligible dependents, if any). The change in control benefits provided for in the Change in Control Plan supersede any conflicting change in control provisions in the employment agreements and offer letters entered into between the Company and each named executive officer.
If any of the amounts provided for under the severance agreement otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code, and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The Change in Control Plan does not provide for any tax gross-up payments from the Company in relation to Section 280G of the Code.
The foregoing is a summary of the Change in Control Plan and should be read in conjunction with the full text of the Change in Control Plan, which is an exhibit to EVgo’s 2023 Annual Report on Form 10-K. Capitalized terms used in the foregoing summary of the Change in Control Plan but not defined herein have the meanings ascribed to them in the Change in Control Plan.
Payments Upon a Change in Control
The change in control features of any Management Holdings Incentive Units held by a named executive officer are not impacted by the Change in Control Plan. Under the terms of the award agreements governing the Management Holdings Incentive Units, in the event of a “Sale of the Company,” any unvested Management Holdings Incentive Units will become vested, subject to the named executive officer’s continued employment through the consummation of the sale of the Company; provided, however, that if a named executive officer is terminated without cause within six months prior to a sale of the Company, any unvested Management Holdings Incentive Units held by such named executive officer on the date of termination will not be forfeited but instead will become vested. In connection with the Business Combination, the definition of “Sale of the Company” was clarified to include a sale by Management Holdings of fifty percent or more of the interests it holds in the Company as of the Closing. For purposes of the Management Holdings Incentive Unit awards, “cause” is generally defined in substantially the same manner as in the Employment Agreements.
Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement.
Under the terms of the Employment Agreements, to the extent permissible under applicable law, each named executive officer agrees not to compete with EVgo or to solicit any of EVgo’s customers or employees during the term of the named executive officer’s employment and following any termination of employment for a period of two years (or, in the case of Mr. Khan, one year, and in the case of Mr. Kish, during any period in which he receives severance payments following a termination without “cause” or with “good reason,” in each case as defined above). The named executive officers also agree not to disclose any confidential information regarding the Company at any time and that all work product developed by the executive during the term of the executive’s employment is the intellectual property of the Company. In connection with the receipt of Management Holdings Incentive Units, Ms. Zoi and Ms. Shevorenkova also agreed to confidential information, non-competition and non-solicitation covenants in favor of EVgo and Management Holdings.
Key Compensation Actions Taken After 2023 Fiscal Year End
Amended and Restated Employment Agreement for Dennis Kish
On January 17, 2024, an affiliate of the Company entered an amended & restated employment agreement (the “2024 Kish Agreement”) with Mr. Kish in connection with his appointment to the role of President.

Pursuant to the 2024 Kish Agreement, Mr. Kish will receive an annual base salary of $450,000 and will be eligible for a target annual bonus based on a target bonus opportunity of 90% (up to a maximum of 135%) of his annual base salary, as may be otherwise approved or changed by the Board based upon Mr. Kish’s performance and the achievement of certain objectives as determined by the Board. The 2024 Kish Agreement provided that Mr. Kish would be awarded a one-time equity grant of PSUs under the Incentive Plan with a value of $500,000. The PSUs are divided into three equal tranches. Each tranche is subject to both a time condition and a performance condition, with the time condition being satisfied in three equal installments on each of the first three anniversaries of the vesting commencement date established by the Board for the Company’s annual equity incentive awards to other executive officers for fiscal year 2024 or such other date as determined by the Board, and the performance condition being satisfied subject to the Company achieving the same share-price targets as provided for under the Khan Share-Price Hurdle PSUs by no later than the fifth anniversary of the grant date and subject to Mr. Kish’s continued employment through the satisfaction of both the time condition and the performance condition, respectively.
The 2024 Kish Agreement also provides that Mr. Kish would receive an additional equity grant of RSUs and other Company securities under the Incentive Plan valued at $2,500,000 on terms consistent with the equity awards to the Company’s other executive officers for fiscal year 2024, constituting Mr. Kish’s annual equity award for fiscal year 2024. Under the 2024 Kish Agreement, Mr. Kish will continue to be eligible to participate in all employee benefit programs for which the Company’s senior executive employees are generally eligible during the term of his employment, including the Change in Control Plan, on the same terms as in effect immediately prior to his appointment as President.
Under the 2024 Kish Agreement, in the event of a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned through the date of termination, under his amended and restated employment agreement Mr. Kish will be entitled to receive (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 12 months following such termination of employment in accordance with regular payroll practices, (ii) an amount equal to his target annual bonus for the year of termination prorated based on the number of full months he was employed during the year of termination, and (iii) payment of the employer portion of COBRA premiums for continued medical coverage for Mr. Kish and his eligible dependents for 12 months. In addition, Mr. Kish’s amended and restated employment agreement (with respect to equity awards issued to Mr. Kish prior to the effective time of such agreement) and the award agreements for the RSUs and PSUs issued to Mr. Kish since the effective time of such employment agreement include the Involuntary Termination Acceleration Provision. Such benefits are subject to Mr. Kish timely signing and not revoking a separation agreement and release of claims in the Company’s favor and not applying for unemployment compensation chargeable to the Company or any subsidiary of the Company during the Severance Period. Mr. Kish will not be entitled to receive the benefits in this paragraph if he is eligible to receive the benefits under the Change in Control Plan.
Compensation Policies and Practices
Clawback Policy
In 2023, EVgo adopted the EVgo Inc. Executive Compensation Clawback Policy (the “Clawback Policy”) in accordance with the adoption of the final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act by the SEC. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received on or after October 2, 2023 from current and former executive officers of the Company (and any other persons designed by the Board or the Compensation Committee as being subject to the Policy) in the event the Company is required due to certain types of accounting restatements.
Stock Ownership Policy
In order to align the interests of EVgo’s directors and executive officers with those of the Company’s stockholders, the Company’s Stock Ownership Policy (the “Stock Ownership Policy”) requires, as of the applicable measurement date, (i) EVgo’s non-employee directors to hold Company stock valued at five times their annual cash retainer for serving on the Board (not including committee membership or chair retainers), (ii) EVgo’s Chief Executive Officer to hold Company stock valued at five times his annual base salary, and

(iii) other individuals who are deemed “officers” of the Company for purposes of Section 16 of the Exchange Act to hold Company stock valued at three times their annual base salaries. All individuals covered by the Stock Ownership Policy must come into compliance with the policy no later than April 18, 2028 or, if later, the fifth anniversary of his or her appointment to a position that makes them subject to the Stock Ownership Policy.
Hedging and Pledging Policy
As part of the Insider Trading Policy, all Company directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of the Company’s securities, purchasing Company securities on margin, pledging Company securities as collateral for a loan, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving the Company’s securities.

DIRECTOR COMPENSATION
The table below sets forth the compensation received by each of EVgo’s non-employee directors for the 2023 fiscal year. Information regarding the compensation received by Badar Khan for his service as a director for the 2023 fiscal year is provided in the Summary Compensation Table above.
Employee directors (including directors employed on a full-time basis by LS Power) are not compensated for their additional service provided to the Board and thus are not included in the table below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)(6)	All Other Compensation ($)	Total ($)
Kate Brandt(1)	21,641	125,653	—	147,294
Rodney Slater(1)	29,169	125,653	—	154,822
Katherine Motlagh(2)	85,000	123,032	—	208,032
Jonathan Seelig	48,331	125,405(3)	18,819(4)	192,555

(1)
Each of Ms. Brandt and Mr. Slater received RSU grants in July 2022 that were scheduled to vest in full in July 2023, subject to their continued service on the Board. Ms. Brandt and Mr. Slater left the Board effective as of the Company’s 2023 Annual Meeting of Shareholders on May 17, 2023. In connection with the anticipated departures of Mr. Slater and Ms. Brandt from the Board at the Annual Meeting, the Board amended these equity awards to fully accelerate vesting on each of the awards as of the day immediately prior to the Annual Meeting. The Company determined that these provisions represented a modification of existing equity awards, resulting in the cumulative compensation cost recognized for Mr. Slater’s and Ms. Brandt’s RSU awards being zero immediately prior to the modification as none of the awards were otherwise expected to vest. The amounts reported in the “Stock Awards” column for Ms. Brandt and Mr. Slater represent the incremental fair value of the modified RSU awards.

(2)
Ms. Motlagh received a grant of 29,575 RSUs in May 2023, which vested in full on April 1, 2024.

(3)
Mr. Seelig received a grant of 54,054 RSUs in October 2023 for his service as a member of the Board, which will vest in full on October 12, 2024, subject to Mr. Seelig’s continued service on the Board on such date. The grant date fair value of this October 2023 award is reflected in the “Stock Awards” column.

(4)
In October 2022, Mr. Seelig became a Board observer for the Company and received two RSU grants in connection with this service: (i) a grant of 6,468 RSUs scheduled to vest in three equal installments on the first three anniversaries of October 12, 2022, and (ii) a grant of 20,699 RSUs, scheduled to vest in full on October 12, 2023 (collectively the “October 2022 Grants”). Subsequently, Mr. Seelig tendered his resignation from service as a Board observer effective as of May 16, 2023, the day prior to Mr. Seelig’s anticipated election to the Board. At that time, vesting for a pro rated portion (14,257) of the RSUs subject to the October 2022 Grants was accelerated, and the remaining 12,910 RSUs subject to the October 2022 Grants continued to vest according to the original vesting schedule but was deemed to be in consideration for Mr. Seelig’s service as a member of the Board. The Company determined that these provisions represented a cancellation of the original RSU grants and a concurrent grant of a replacement award, which is accounted for in the same manner as a modification of the terms of the canceled award. The grant date fair value of the replacement RSUs awards was less than the grant date fair value of the original RSU awards; therefore, there was no incremental fair value in connection with the replacement RSU awards. The amount reported in the “All Other Compensation” column for Mr. Seelig represents the amount paid to Mr. Seelig for his service as a Board observer in 2023.

(5)
The assumptions used in calculating the grant date fair value of such RSUs granted in 2023 are set forth in Note 17 to EVgo’s audited consolidated financial statements included in EVgo’s 2023 Annual Report on Form 10-K.

(6)
EVgo’s non-employee directors who served in 2023 (other than Mr. Khan, for whom information is provided in the section, “Executive Compensation — Outstanding Equity Awards at 2023 Fiscal Year-End”) held the following number of outstanding unvested RSU awards as of December 31, 2023:
Name	Unvested RSU Awards
Kate Brandt	—
Rodney Slater	—
Katherine Motlagh	32,360
Jonathan Seelig	58,252
Narrative Disclosure to Director Compensation Table
EVgo has a comprehensive director compensation program in order to attract and retain qualified non- employee directors who are critical to the future success, growth and governance of the Company. The compensation package for EVgo’s non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of EVgo’s directors with the Company’s stockholders. Directors who are also employees of EVgo or full time employees of LS Power do not receive any additional compensation for their service on the Board.
Under the director compensation program for 2023, approved by the Board upon the recommendation of the Compensation Committee based on market data provided by Pay Governance, directors who were neither employees of EVgo nor full time employees of LS Power were entitled to the following compensation:
•
An annual cash retainer of $50,000, and an additional $30,000 annual cash retainer for the Lead Independent Director;

•
The following additional cash retainers for directors serving as the chair of a committee: $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Governance Committee;

•
The following additional cash retainers for directors serving as a member, but not the chair, of a committee: $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $7,500 for members of the Nominating and Governance Committee;

•
An annual award of RSUs pursuant to the Incentive Plan with a value of $160,000, determined based on the volume weighted average closing price of the Company’s Class A Common Stock for the fifteen consecutive trading days preceding the date of grant, and which vests on the first anniversary of the date of grant, subject to the director’s continued service on the Board through such date; and

•
An additional award of RSUs pursuant to the Incentive Plan for the first year in which a director joins the Board with a value of $50,000, determined based on the volume weighted average closing price of the Company’s Class A Common Stock for the fifteen consecutive trading days preceding the date of grant, and which vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board through such dates.

In addition, the Incentive Plan provides that no non-employee director may be granted equity awards under the Incentive Plan in any calendar year with a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit. This limit does not apply to any awards under the Incentive Plan made in lieu of cash fees or made to a non-employee member of the Board during any period in which such individual was an employee of the Company or any affiliate or was otherwise providing services to the Company or to any affiliate other than in the capacity as a director of the Company.
Directors are not entitled to any fees related to meeting attendance. Each director is entitled to be reimbursed for reasonable and necessary travel and miscellaneous expenses incurred to attend meetings and activities of the Board or any of its committees. Each director is also indemnified by EVgo for actions associated with serving as a director to the fullest extent permitted under Delaware law.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.
Plan Category	Number of shares of Class A Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares of Class A Common Stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)
Equity compensation plans approved by security holders	10,875,377(1)	$8.66(2)	20,784,651(3)
Equity compensation plans not approved by security holders	—	$—	—
Total	10,875,377	$—	20,784,651

(1)
Consisting of 9,113,324 shares issuable with respect to awards of RSUs, 1,057,828 shares issuable upon exercise of options, and 704,225 shares issuable with respect to awards of PSUs, in each case granted under the Incentive Plan.

(2)
The calculation of the weighted average exercise price does not take into account shares to be issued in connection with RSU and PSU awards, which do not have an exercise price.

(3)
As of December 31, 2023, an aggregate of 20,784,651 shares of Class A Common Stock were available for issuance under the Incentive Plan, under which 33,918,000 shares of Class A Common Stock were initially reserved for issuance.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Pursuant to the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and its internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2023. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the Audit Committee of EVgo’s Board of Directors:
Katherine Motlagh
Jonathan Seelig

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EVgo’s Related Party Transactions
Agreements Related to the Business Combination
Amended and Restated Limited Liability Company Agreement of OpCo
Following the Closing, EVgo operates its business through Thunder Sub and its subsidiaries, including OpCo. At the Closing, Thunder Sub and Holdings entered into the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”). The operations of OpCo, and the rights and obligations of the holders of equity interests of OpCo (“OpCo Units”), are set forth in the OpCo A&R LLC Agreement.
OpCo Unit Redemption Rights
Subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, pursuant to the OpCo A&R LLC Agreement, each holder of OpCo Units (other than the Company Group (defined below)) has, subject to certain limitations, the right to cause OpCo to acquire all or a portion of its OpCo Units together with a corresponding number of shares of Class B Common Stock for, at OpCo’s election, (i) a corresponding number of shares of Class A Common Stock or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement (the “OpCo Unit Redemption Right”). As used in this Proxy Statement, “Company Group” means EVgo Inc., Thunder Sub or any of their subsidiaries (other than OpCo and its subsidiaries). Alternatively, upon the request for a redemption by a holder of OpCo Units, the Company Group (instead of OpCo) has the right to acquire each tendered OpCo Unit and corresponding share of Class B Common Stock directly from the redeeming holder of OpCo Units for, at its election, (i) one share of Class A Common Stock, subject to such conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. In addition, subject to certain exceptions, the Company Group has the right to effect the redemption of all of the OpCo Units held by (i) upon the acquisition by the Company Group of more than 90% of the OpCo Units, all other members of OpCo holding less than five percent of the then outstanding OpCo Units or (ii) upon a change of control of CRIS, each member of OpCo (other than the Company Group). In connection with any redemption of OpCo Units, the corresponding number of shares of Class B Common Stock will be cancelled.
Distributions and Allocations
Under the OpCo A&R LLC Agreement, Thunder Sub has the right to determine when distributions will be made to the holders of OpCo Units and the amount of any such distributions, except OpCo will be required to make certain tax-related distributions and to make distributions in the event of dissolution. If Thunder Sub authorizes a distribution, such distribution will be made to the holders of OpCo Units generally on a pro rata basis in accordance with their respective percentage ownership of OpCo Units.
The holders of OpCo Units, including Thunder Sub, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of OpCo. Net income and losses of OpCo generally will be allocated to the holders of OpCo Units on a pro rata basis in accordance with their respective percentage ownership of OpCo Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent OpCo has available cash and subject to the terms of any current or future debt instruments, the OpCo A&R LLC Agreement will require OpCo to make pro rata cash distributions to holders of OpCo Units, including Thunder Sub, in an amount sufficient to allow the Company Group to pay its taxes and to make payments under that certain tax receivable agreement, entered into at Closing, by and among CRIS, Thunder Sub, Holdings and LS Power Equity Advisors, LLC, as agent (the “Tax Receivable Agreement”). In addition, the OpCo A&R LLC Agreement will require OpCo to make non-pro rata payments to Thunder Sub to reimburse it for its corporate and other overhead expenses, which payments are not treated as distributions under the OpCo A&R LLC Agreement.

Registration Rights Agreement
In connection with the Closing, the Company, the Sponsor and the other initial stockholders terminated the existing registration rights agreement and entered into a new registration rights agreement (the “Registration Rights Agreement”) with Holdings (together with the Sponsor, the other initial stockholders and any person or entity who becomes a party to the Registration Rights Agreement, the “Holders”) that grants certain resale registration rights with respect to (a) the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any private placement warrants), (b) shares of Common Stock issued or issuable upon conversion of any of the 5,750,000 shares of Class B Common Stock issued in connection with the Business Combination, (c) any outstanding shares of Class A Common Stock held by a Holder as of the date of the Registration Rights Agreement, (d) any shares of Class A Common Stock issued or issuable upon exchange of OpCo Units and shares of Class B Common Stock held by a Holder as of the date of the Registration Rights Agreement, and (e) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”), subject to the terms and conditions set forth in the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-1, originally filed with the SEC on July 20, 2021 and declared effective on July 30, 2021 (the “Initial Registration Statement”), registering the resale of the Registrable Securities permitted to be registered for resale under the Securities Act of 1933, as amended (the “Securities Act”). Subsequently, the Company filed a registration statement on Form S-3, originally filed with the SEC on August 10, 2022 and declared effective on August 25, 2022 (the “Shelf Registration Statement”), which contained a combined prospectus that included any Registrable Securities remaining unsold under the Initial Registration Statement pursuant to Rule 429(a) under the Securities Act. The Registration Rights Agreement requires, among other things, the Company to use its reasonable best efforts to cause the Shelf Registration Statement to remain effective in respect of such Registrable Securities and also provides Holders with certain customary demand and “piggyback” registration rights.
Nomination Agreement
EVgo, Holdings and each other principal stockholder named therein (collectively, the “Principal Stockholders”) entered into a nomination agreement upon the Closing, which was amended and restated on March 24, 2022 (the “A&R Nomination Agreement”). The A&R Nomination Agreement provides that the Board will consist of nine directors, divided into three classes serving staggered three-year terms.
The A&R Nomination Agreement provides that: (i) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing at least 50% of the number of shares of Common Stock outstanding at any, the Principal Stockholders will have the right to nominate five (5) directors to the Board; (ii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 50% of the number of shares of Common Stock outstanding at any time, but at least 40% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate four (4) directors to the Board; (iii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 40% of the number of shares of Common Stock outstanding at any time, but at least 30% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate three (3) directors to the Board; for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 30% of the number of shares of Common Stock outstanding at any time, but at least 15% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate two (2) directors to the Board; and (iv) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 15% of the number of shares of Common Stock outstanding at any time, but at least 2.5% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate one (1) director to the Board. At any time that any of the foregoing provisions described in this paragraph are in effect, the Principal Stockholders may require that the Chair be one of the Principal Stockholders’ nominees.

Tax Receivable Agreement
Holders of OpCo Units (other than Thunder Sub) may cause each OpCo Unit together with a corresponding share of Class B Common Stock to be redeemed for, at OpCo’s election, one share of Class A Common Stock or an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. OpCo intends to make for itself (and for each of its direct or indirect subsidiaries it controls that is treated as a partnership for U.S. federal income tax purposes) an election under Section 754 of U.S. Internal Revenue Code of 1986, as amended (the “Code”) that will be effective for the taxable year of the Business Combination and each taxable year in which a redemption of OpCo Units pursuant to the OpCo Unit Redemption Right or the Call Right (defined below) occurs. As used in this Proxy Statement, “Call Right” means, with respect to an exercise of the OpCo Unit Redemption Right, the right of the Company Group pursuant to the OpCo A&R LLC Agreement to elect, for administrative convenience, to acquire each tendered OpCo Unit (together with a corresponding share of Class B Common Stock) directly from such redeeming holder of OpCo Units for, at the election of the Company Group, (a) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (b) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. Pursuant to the Section 754 election, the acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units by the Company Group pursuant to the OpCo Unit Redemption Right or the Call Right is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo. These adjustments will be allocated to the Company Group. Further, certain transactions in connection with the Business Combination may result in adjustments to the tax basis of the tangible and intangible assets of OpCo that may be allocated, in part, to the Company Group. Such adjustments to the tax basis of the tangible and intangible assets of OpCo would not have been available to the Company Group absent its acquisition or deemed acquisition of OpCo Units pursuant to the Business Combination or the exercise of the OpCo Unit Redemption Right or the Call Right. The anticipated basis adjustments are expected to increase (for U.S. federal income tax purposes) the Company Group’s depreciation and amortization deductions and may also decrease the Company Group’s gains (or increase its losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company Group would otherwise be required to pay in the future.
The Company Group entered into the Tax Receivable Agreement with Holdings and LS Power Equity Advisors, LLC, as agent, at the Closing of the Business Combination. The Tax Receivable Agreement generally provides for the payment by the Company Group to Holdings (or its permitted assignees) of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax (computed using the estimated impact of state and local taxes) that the Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) increases in tax basis that occur as a result of (A) the Business Combination and (B) the Company Group’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such holder’s OpCo Units pursuant to an exercise of the OpCo Unit Redemption Right or the Call Right (including any increases in tax basis relating to prior transfers of OpCo Units that will be available to the Company Group as a result of a subsequent acquisition of OpCo Units), and (ii) imputed interest deemed to be paid by the Company Group as a result of, and additional tax basis arising from, any payments the Company Group makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company Group retains the benefit of the remaining 15% of these net cash savings. In addition, certain of the rights of the holders of OpCo Units (including the right to receive payments) under the Tax Receivable Agreement are transferable in connection with transfers permitted under the OpCo A&R LLC Agreement of the corresponding OpCo Units or after the corresponding OpCo Units have been acquired pursuant to transactions undertaken in connection with the Business Combination, the OpCo Unit Redemption Right or Call Right.
The payment obligations under the Tax Receivable Agreement are the Company Group’s obligations and not obligations of OpCo, and EVgo expects that the payments the Company Group will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of the Company Group’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of the Company Group’s ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon significant future events, including but not limited to the timing of the redemptions of OpCo Units, the price of the Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis in the OpCo Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income the Company Group generates in the future, the timing and amount of any earlier payments that the Company Group may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable, and the portion of the Company Group’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing the Company Group’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. Thus, the amount and timing of any payments under the Tax Receivable Agreement are also dependent upon significant future events, including those noted above in respect of estimating the amount and timing of the Company Group’s realization of tax benefits.
The term of the Tax Receivable Agreement commenced upon the completion of the Business Combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired and all required payments are made, unless the Tax Receivable Agreement is terminated early (including upon a change of control). Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
Decisions EVgo makes in the course of running the business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the applicable holders of OpCo Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following a redemption of OpCo Units may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before a redemption of OpCo Units may increase the tax liability of applicable holders of OpCo Units without giving rise to any rights to receive payments under the Tax Receivable Agreement. Such effects may result in differences or conflicts of interest between the interests of the applicable holders of OpCo Units and other stockholders.
Policies and Procedures for Related Person Transactions
A “Related Party Transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of EVgo’s executive officers or one of its directors;

•
any person who is known by EVgo to be the beneficial owner of more than 5% of Class A Common Stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Class A Common Stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board adopted a written related persons transactions policy upon the consummation of the Business Combination. Pursuant to this policy, the Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in EVgo’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock as of the Record Date by:
•
each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•
each named executive officer, director and director nominee of the Company; and

•
all current executive officers, directors and director nominees of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 106,153,526 shares of Class A Common Stock and 195,800,000 shares of Class B Common Stock issued and outstanding as of the Record Date. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o EVgo Inc., 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064.
	Shares of Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
	Number	%	Number	%	Number	%
5% Stockholders:
EVgo Member Holdings, LLC(2)	5,882,352	5.5	195,800,000	100.0%	201,682,352	66.8%
The Vanguard Group(3)	9,661,554	9.1	—	—	9,661,554	3.2
BlackRock, Inc.(4)	8,268,270	7.8	—	—	8,268,270	2.7
Directors, Director Nominees and Named Executive Officers:
Badar Khan(5)	50,230	*	—	—	50,230	*
Catherine Zoi(6)	482,222	*	—	—	482,222	*
Dennis Kish(7)	75,197	*	—	—	75,197	*
Olga Shevorenkova(8)	175,186	*	—	—	175,186	*
David Nanus(2)	5,882,352	5.5	195,800,000	100.0%	201,682,352	66.8%
Joseph Esteves	—	—	—	—	—	—
Darpan Kapadia	—	—	—	—	—	—
Peter Anderson	—	—	—	—	—	—
Paul Segal	—	—	—	—	—	—
Katherine Motlagh(9)	45,726	*	—	—	45,726	*
Jonathan Seelig(10)	20,699	*	—	—	20,699	*
Scott Griffith	—	—	—	—	—	—
Current Directors, Director Nominees and Executive Officers as a Group (12 persons)	6,400,720	6.0%	195,800,000	100.0%	202,200,720	67.0%

*
Less than one percent.

(1)
Represents percentage of voting power of Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each OpCo Unit held by such holder. Accordingly, the holders of Class B Common Stock collectively have a number of votes in EVgo equal to the number of OpCo Units that they hold.

(2)
Includes all 195,800,000 shares of Class B Common Stock owned by EVgo Holdings LLC, which is controlled by EVgo Member Holdings, LLC (“Member Holdings”). The sole member of Member Holdings is LS Power Equity Partners IV, L.P., a Delaware limited partnership (“LSPEP IV”), which is managed by LS Power Equity Advisors, LLC, a Delaware limited liability company (together with Member Holdings and LSPEP IV, the “LS Power Entities”). David Nanus, through his positions, relationships and/or affiliations with LS Power Entities, may have shared voting and investment power with respect to the shares beneficially owned by the LS Power Entities. As such, Mr. Nanus may be deemed to have or share beneficial ownership of the shares beneficially owned by the LS Power Entities. Mr. Nanus disclaims beneficial ownership of such shares. The business address of this stockholder is 1700 Broadway, 35th Floor, New York, NY 10019.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) has sole voting power over 0 shares of Class A Common Stock, shared voting power over 63,864 shares of Class A Common Stock, sole dispositive power over 9,561,101 shares of Class A Common Stock and shared dispositive power over 100,453 shares of Class A Common Stock. The Schedule 13G filed by Vanguard provides information only as of December 31, 2023 and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2023 and the Record Date. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information contained in a Schedule 13G filed with the SEC on January 26, 2024, BlackRock, Inc. (“BlackRock”) has sole voting power over 8,268,270 shares of Class A Common Stock, shared voting power over 0 shares of Class A Common Stock, sole dispositive power over 8,268,270 shares of Class A common stock and shared dispositive power over 0 shares of Class A Common Stock. The Schedule 13G filed by BlackRock provides information only as of December 31, 2023 and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2023 and the Record Date. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)
Consisting of (i) 18,874 shares of Class A Common Stock, (ii) 1,781 RSUs vesting on May 18, 2024, pursuant to an RSU award issued on June 9, 2022, and (iii) 29,575 RSUs vesting in full on May 18, 2024, pursuant to an RSU award issued on May 18, 2023.

(6)
Consisting of (i) 294,229 shares of Class A Common Stock, (ii) shares underlying 42,662 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2023, and 42,662 options to purchase share of Class A Common Stock that vested and became exercisable on February 1, 2024, in each case pursuant to a stock option award issued on April 1, 2022, and (iii) shares underlying 102,669 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2024, pursuant to a stock option award issued on April 3, 2023.

(7)
Consisting of (i) shares underlying 17,065 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2023, and shares underlying 17,065 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2024, in each case pursuant to a stock option award issued on April 1, 2022, and (ii) shares underlying 41,067 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2024, pursuant to a stock option award issued on April 3, 2023.

(8)
Consisting of (i) 81,241 shares of Class A Common Stock, (ii) shares underlying 23,701 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2023, and shares underlying 23,701 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2024, in each case pursuant to a stock option award issued on April 1, 2022, and (iii) shares underlying 46,543 options to purchase shares of Class A Common Stock that vested and became exercisable on February 1, 2024, pursuant to a stock option award issued on April 3, 2023.

(9)
Consisting of (i) 14,759 shares of Class A Common Stock, (ii) shares underlying 1,392 RSUs that vest on April 1, 2024, pursuant to an RSU award issued in April 2022, and (iii) shares underlying 29,575 RSUs that vest in full on April 1, 2024, pursuant to an RSU award issued in May 2023.

(10)
Consisting of 20,699 shares of Class A Common Stock.

STOCKHOLDER PROPOSALS
Stockholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must follow the procedures set forth therein, including ensuring the receipt by the Company of such proposal at its principal executive offices (11835 W. Olympic Blvd., Ste. 900E, Los Angeles, CA 90064) on or before December 4, 2024.
Stockholders who intend to present a proposal, including nominations of persons for election to the Board, at the 2025 Annual Meeting without inclusion of such proposal in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, are required to deliver notice of such proposal to the Secretary of the Company by registered mail at its principal executive offices (11835 W. Olympic Blvd., Suite 900E, Los Angeles, CA 90064) between January 15, 2025 and February 14, 2025, assuming that the 2025 Annual Meeting is held within 30 days from May 15, 2025, the first anniversary of the Annual Meeting. If, however, the date of the 2025 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after such anniversary, notice must be so delivered not earlier than the close of business on the 150th day prior to, and not later than the close of business on the 120th day prior to, the date of the 2025 Annual Meeting or, if the first public announcement of the date of the 2025 Annual Meeting is fewer than 100 days prior to the date of the 2025 Annual Meeting, the 10th day following the day on which such public announcement meeting is first made by the Company. The adjournment, postponement or recess of the 2025 Annual Meeting or any announcement thereof does not commence a new time period for the giving of a stockholder’s notice other than as required by the Company’s bylaws. You are advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy card rules, stockholders who intend to solicit proxies in connection with an annual meeting for any year in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting for the previous year (for the 2025 Annual Meeting, no later than March 16, 2025). If, however, the date the annual meeting for such year has changed by more than 30 calendar days from such previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting for such year is first made.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and EVgo’s 2023 Annual Report on Form 10-K by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

RIALS & VOTEVOTE BY INTERNETBefore The Meeting – Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EVGO2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by EVgo Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The Board of Directors of EVgo INC. recommends you vote “FOR ALL” of the nominees named in Proposal 1:AllAllExceptFor Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of DirectorsNomi nees 01)David Nanus02)Katherine Motlagh03)Scott GriffithThe Board of Directors of EVgo INC. recommends you vote “FOR” Proposal 2: For Against Abstain□2. The ratification of the appointment of KPMG LLP as EVgo INC.’s independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: In their discretion, to vote on such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please provide your full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.Signature [PLEASE SIGN WITHIN BOX]Date Signature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.EVgo INC.Annual Meeting of Stockholders May 15, 2024 11:00 AM EDTThis proxy is solicited on behalf of EVgo INC.’s Board of DirectorsThe undersigned hereby appoint(s) Badar Khan, Olga Shevorenkova and Francine Sullivan, and each of them, as proxies of the undersigned, each with the full power of substitution, and authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other business as may properly come before the meeting, all of the shares of Common Stock of EVgo INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 15, 2024, virtually at www.virtualshareholdermeeting.com/EVGO2024 and any adjournment(s) or postponement(s) thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Please mark, sign, date, and return this proxy card promptly using the postage-paid envelope or follow the instructions to vote by phone or internet. Continued and to be signed on reverse side